Exhibit 99.2

Simply Mac, Inc.

FINANCIAL STATEMENTS AS OF

AUGUST 3, 2019 AND FOR THE

13 AND 26 WEEKS ENDED

AUGUST 3, 2019 AND AUGUST 4, 2018

Simply Mac, Inc.

Statements of Operations

(Amounts in thousands)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net sales	$21,096	$23,290	$40,587	$44,195
Cost of sales	16,325	16,990	30,950	32,486
Gross profit	4,771	6,300	9,637	11,709
Selling, general and administrative expenses	5,899	6,189	11,822	12,317
Depreciation and amortization	91	189	221	395
Loss before provision for income taxes	(1,219)	(78)	(2,406)	(1,003)
Provision for income taxes	—	—	—	(1)
Net loss	$(1,219)	$(78)	$(2,406)	$(1,004)

See accompanying notes to financial statements.

Simply Mac, Inc.

Balance Sheets

(Amounts in thousands)

	August 3, 2019	February 2, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99	$92
Receivables, net	1,851	1,452
Inventory	15,447	10,995
Prepaid expenses and other current assets	524	504
Total current assets	17,921	13,043
Property and equipment, net	776	951
Operating lease right-of-use assets	9,043	—
Other assets	44	58
Total assets	$27,784	$14,052
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$4,036	$4,516
Accrued expenses and other current liabilities	4,014	1,933
Taxes payable	13	6
Total current liabilities	8,063	6,455
Long-term liabilities:
Other long-term liabilities	—	346
Operating lease liabilities	6,917	—
Total liabilities	14,980	6,801
Stockholder's equity:
Parent's net investment	86,756	78,797
Retained deficit	(73,952)	(71,546)
Total stockholder's equity	12,804	7,251
Total liabilities and stockholder's equity	$27,784	$14,052

See accompanying notes to financial statements.

Simply Mac, Inc.

Statements of Cash Flows

(Amounts in thousands)

(unaudited)

	26 Weeks Ended
	August 3, 2019	August 4, 2018
Cash flows from operating activities:
Net loss	$(2,406)	$(1,004)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	221	395
Amortization of operating lease right-of-use assets	210	—
Provision for inventory reserves	339	(96)
Loss on disposal of property and equipment	—	69
Other	(346)	(151)
(Increase) decrease in:
Receivables, net	(352)	(578)
Merchandise inventories	(4,791)	(6,945)
Prepaid expenses and other current assets	(46)	127
(Decrease) increase in:
Accounts payable and accrued liabilities	(880)	(2,176)
Operating lease liabilities	145	—
Net cash used in operating activities	(7,906)	(10,359)
Cash flows from investing activities:
Purchase of property and equipment	(46)	(64)
Net cash used in investing activities	(46)	(64)
Cash flows from financing activities:
Capital contributions from parent	7,959	10,244
Net cash provided by financing activities	7,959	10,244
Net increase (decrease) in cash and cash equivalents	7	(179)
Cash and cash equivalents, beginning of period	92	319
Cash and cash equivalents, end of period	$99	$140

See accompanying notes to financial statements.

Simply Mac, Inc.

Notes to Financial Statements

August 3, 2019

(unaudited)

NOTE 1. Nature of Operations and Summary of Significant Accounting Policies

The Company

Simply Mac, Inc. (“Simply Mac” or the “Company”) sells the full line of Apple products, including laptops, tablets, and smartphones and offers Apple certified warranty and repair services. We operate our business across the United States. For the periods presented in the financial statements, Simply Mac was a wholly owned subsidiary of GameStop Corp. (“Parent”).

Basis of Presentation and Allocation of Costs

For the periods presented within the accompanying financial statements, the business of Simply Mac was a subsidiary of GameStop Corp. As a result, the financial statements of the Company for all periods presented are derived from the Parent consolidated financial statements and accounting records.  The financial statements include the assets and liabilities within Parent subsidiaries that are attributable to the Company and exclude the assets and liabilities not attributable to its business, as applicable.  The financial statements include charges and allocation of expenses related to certain Parent business support functions including human resources operations, information technology, financial reporting, accounting operations, and various selling general and administrative costs. These expenses have been allocated to the Company based on direct usage when identifiable. Other allocations are based on a pro rata share of consolidated revenue deemed by management to be the most reasonable method reflecting the value received from these shared costs. These costs are primarily reflected in general and administrative expenses in the Company’s statements of operations.

Our fiscal year is composed of the 52 or 53 weeks ending on the Saturday closest to the last day of January. Fiscal year 2019 consists of the 52 weeks ending on February 1, 2020 ("fiscal 2019"). Fiscal year 2018 consisted of the 52 weeks ended on February 2, 2019 ("fiscal 2018").

The preparation of financial statements derived from the Parent consolidated financial statements and accounting records require management to make certain estimates and assumptions, either at the balance sheet date or during the period that affect the reported amounts of assets and liabilities as well as expenses.  Actual outcomes and results could differ from those estimates and assumptions. Management believes that the allocation methodology applied was on a basis that reasonably reflects the services received by the Company and the costs incurred on behalf of the Company. Although the financial statements reflect management’s best estimate of all costs related to the Company, they may however not necessarily reflect what the results of operations, financial position or cash flows of the Company would have been had it operated as an independent company for the periods presented. Actual costs that would have been incurred if the Company had operated as a stand-alone company depends on multiple factors, including organizational structure and strategic decisions. The Company also may have incurred additional costs associated with being a stand-alone company that were not included in the expense allocations and, therefore, would result in additional costs that are not reflected in the accompanying results of operations, financial position and cash flows.

GameStop Corp. is the sole owner of the Company, and as such, Total Stockholder’s Equity as presented in the statements of stockholder’s equity represents the Parent’s interest in the Company’s recorded net assets. The Parent’s net investment balance represents the cumulative net investment made by the Parent since the purchase of the Company. Certain transactions between the Company and other related parties wholly owned by the Parent, including allocated expenses and settlement of intercompany transactions, are also included in the Parent’s net investment. Intercompany transactions between the Company and the Parent are limited to expenses paid by the Parent on the Company’s behalf or the receipt of cash by the Parent related to the Company cash collections and include transactions related to vendor contracts with related parties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In preparing these financial statements, we have made our best estimates and judgments of certain amounts included in the financial statements, giving due consideration to materiality. Changes in the estimates and assumptions used by us could have a significant impact on the financial results. Actual results could differ from those estimates.

Going Concern

Management evaluates the Company’s ability to continue as a going concern in accordance with ASC 205-40, Presentation of Financial Statements – Going Concern. See Note 8 to the financial statements for the results of management’s assessment.

Cash and Cash Equivalents

We consider all short-term, highly liquid instruments purchased with a remaining maturity of three months or less to be cash equivalents. Our cash and cash equivalents are carried at cost, which approximates market value, and consist primarily of time deposits with highly rated commercial banks.

Merchandise Inventories

Our merchandise inventories are carried at the lower of cost or market generally using the average cost method. Under the average cost method, as new product is received from vendors, its current cost is added to the existing cost of product on-hand and this amount is re-averaged over the cumulative units. We are required to make adjustments to inventory to reflect potential obsolescence or over-valuation as a result of cost exceeding market. In valuing inventory, we consider quantities on hand, recent sales, potential price protections, returns to vendors and other factors. Our ability to assess these factors is dependent upon our ability to forecast customer demand and to provide a well-balanced merchandise assortment. Inventory is adjusted based on anticipated physical inventory losses or shrinkage and actual losses resulting from periodic physical inventory counts. Inventory reserves as of August 3, 2019 and February 2, 2019 were $362,000 and $22,000, respectively.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation on furniture, fixtures and equipment is computed using the straight-line method over their estimated useful lives ranging from two to ten years. Maintenance and repairs are expensed as incurred, while betterments and major remodeling costs are capitalized. Leasehold improvements are capitalized and amortized over the shorter of their estimated useful lives or the terms of the respective leases (generally ranging from one to ten years), including option periods in which the exercise of the option is reasonably assured. Costs incurred in purchasing management information systems are capitalized and included in property and equipment. These costs are amortized over their estimated useful lives from the date the technology becomes operational. Depreciation and amortization expense for the thirteen and twenty-six weeks ended August 3, 2019 was $91,000 and $221,000, respectively, and for the thirteen and twenty-six weeks ended August 4, 2018 was $189,000 and $395,000, respectively.

We periodically review our property and equipment when events or changes in circumstances indicate that it’s carrying amounts may not be recoverable or its depreciation or amortization periods should be accelerated. We assess recoverability based on several factors, including our intention with respect to our stores and those stores’ projected undiscounted cash flows. An impairment loss is recognized for the amount by which the carrying amount of the assets exceeds its fair value, determined based on an estimate of discounted future cash flows. No impairment charges were recognized during fiscal 2019 or 2018.

Revenue Recognition

We adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606), effective February 4, 2018 (the first day of fiscal 2018) utilizing the full retrospective transition approach. Our revenue recognition policy discussed below is subsequent to the adoption of ASU 2014-09. See “—Recently Adopted Accounting Pronouncements” for information regarding our revenue recognition policy prior to the adoption of ASU 2014-09.

We recognize revenue when performance obligations are satisfied by transferring goods or services to the customer in an amount that we expect to collect in exchange for those goods or services. The satisfaction of a performance obligation with a single customer may occur at a point in time or may occur over time. The significant majority of our revenue is recognized at a point in time, generally when a customer purchases and takes possession of merchandise through our stores or when merchandise purchased through our e‑commerce website is delivered to a customer.

We also sell extended warranties that are fulfilled by a third-party provider. When purchasing extended warranties from us, customers pay a retail price and we earn a commission based on a percentage of the retail sale as negotiated with the third-party warranty company. We recognize commissions as revenue at the time of the sale of the warranty.

Revenue is recognized net of sales discounts and returns. Our sales return policy is generally limited to 14 days or less and as such our sales returns are, and historically have been, immaterial. Revenues do not include sales taxes or other taxes collected from customers.

Customer Liabilities

We establish a liability upon the issuance of merchandise credits and the sale of gift cards. Revenue is subsequently recognized when the credits and gift cards are redeemed. In addition, we recognize breakage in revenue.

Cost of Sales and Selling, General and Administrative Expenses Classification

The classification of cost of sales and selling, general and administrative expenses ("SG&A") varies across the retail industry. We include certain purchasing, receiving and distribution costs in SG&A in the statements of operations. We include processing fees associated with purchases made by check and credit cards in cost of sales in the statements of operations.

Income Taxes

Income tax expense includes federal, state and local income taxes.  Income taxes are accounted for utilizing an asset and liability approach and deferred tax assets and liabilities are recognized for the tax consequences of temporary difference between the financial reporting basis and the tax basis of existing assets and liabilities using enacted tax rates.  Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Recently Adopted Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which sets forth a new five-step revenue recognition model that replaces the prior revenue recognition guidance in its entirety. The underlying principle of the new standard is that an entity will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. The updated standard also requires additional disclosures on the nature, timing, and uncertainty of revenue and related cash flows. In 2016, the FASB issued several ASUs that further amended the new revenue standard in the areas of principal versus agent evaluation, licenses of intellectual property, identifying performance obligations, and other clarifications and technical corrections. We adopted the new revenue standard, effective February 4, 2018, by utilizing a full retrospective application approach. Under the new standard, we recognize gift card breakage in revenue.

In February 2016, the FASB issued ASU 2016-02, Leases. This standard requires a lessee to recognize a liability related to lease payments and an offsetting right-of-use asset representing a right to use the underlying asset for the lease term on the balance sheet. Entities are required to use a modified retrospective transition approach for leases that exist or are entered into after the beginning of the earliest comparative period presented in the financial statements, with certain reliefs available. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides clarifications and improvements to ASU 2016-02 including allowing entities to elect an additional transition method with which to adopt ASU 2016-02. The approved transition method enables entities to apply the transition requirements in this ASU at the effective date of ASU 2016-02 (rather than at the beginning of the earliest comparative period presented as currently required) with the effect of initially applying ASU 2016-02 recognized as a cumulative-effect adjustment to retained earnings in the period of adoption. Consequently, an entity’s reporting for the comparative periods presented in the year of adoption would continue to be in accordance with ASC 840, Leases (Topic 840) (“ASC 840”), including the disclosure requirements of ASC 840. These ASUs were effective for fiscal years beginning after December 15, 2018, with early adoption permitted.  We adopted the new lease standard in fiscal 2019, using the modified-retrospective transition approach as outlined in ASU 2018-11, including certain practical expedients, with no restatement of comparative periods and a cumulative effect adjustment recognized on the date of adoption. Under this transition approach, we applied the new lease standard, effective February 3, 2019, and recorded adjustments to our fiscal 2019 opening balance sheet (as of February 3, 2019) to reflect the cumulative effect of the new lease standard. As a result of adopting the standard, we recognized an initial right-of-use asset of $10,688,000 and corresponding initial lease liability of $10,800,000. The adoption of the new lease standard did not have a material impact to our statements of operations or statements of cash flows.

NOTE 2: Revenue

Net sales by significant product category for the periods indicated is as follows (in thousands):

	13 Weeks Ended		26 Weeks Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
New Computers	$7,884	$9,251	$15,339	$17,565
Warranty and Other Service	4,183	4,531	8,161	8,825
Accessories	3,707	4,226	6,865	8,270
iPads and Other Hardware	3,119	2,937	6,023	5,734
Pre-Owned Hardware	1,999	2,122	3,844	3,329
Other	204	223	355	472
Total	$21,096	$23,290	$40,587	$44,195

Performance Obligations

Effective February 4, 2018, we adopted ASU 2014-09, Revenue from Contracts with Customers, which set forth a new revenue recognition model that replaced the prior revenue recognition guidance in its entirety (see Note 1 above). The core principle of the new standard is that revenue is recognized when performance obligations are satisfied by transferring goods or services to the customer in an amount that the entity expects to collect in exchange for those goods or services. The satisfaction of a performance obligation with a single customer may occur at a point in time or may occur over time. The significant majority of our revenue is recognized at a point in time, generally when a customer purchases and takes possession of merchandise through our stores or when merchandise purchased through our e-commerce website is delivered to a customer. Revenues do not include sales taxes or other taxes collected from customers.

We expect to recognize revenue in future periods for remaining performance obligations we have associated with unredeemed gift cards and reservation deposits, unredeemed customer liabilities and other service revenue streams.

Performance obligations associated with unredeemed customer liabilities are primarily satisfied at the time our customers redeem their gift cards or reservation deposits for products that we offer. Unredeemed customer liabilities are generally redeemed within one year of issuance.  Our unredeemed customer liabilities totaled $254,000 and $213,000 at August 3, 2019 and February 2, 2019, respectively.

NOTE 3. Fair Value Measurements and Financial Instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Applicable accounting standards require disclosures that categorize assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included within Level 1 for the asset or liability, either directly or indirectly through market-corroborated inputs. Level 3 inputs are unobservable inputs for the asset or liability reflecting our assumptions about pricing by market participants.

Assets that are Measured at Fair Value on a Nonrecurring Basis

Assets that are measured at fair value on a nonrecurring basis relate primarily to property and equipment and other intangible assets, which are remeasured when the estimated fair value is below its carrying value. For these assets, we do not periodically adjust carrying value to fair value; rather, when we determine that impairment has occurred, the carrying value of the asset is reduced to its fair value.

The fair value estimates of the store-level property and equipment are based on significant unobservable inputs (Level 3) developed using company-specific information. These assets were valued using variations of the discounted cash flow method, which require assumptions associated with, among others, projected sales and cost estimates, capital expenditures, discount rates, terminal values and remaining useful lives. See Note 1, "Nature of Operations and Summary of Significant Accounting Policies," for further information related to our valuation methods.

Other Fair Value Disclosures

The carrying values of our cash equivalents, net receivables and accounts payable approximate the fair value due to their short-term maturities.

NOTE 4. Receivables, Net

Receivables consisted of the following (in thousands):

	August 3, 2019 (unaudited)	February 2, 2019 (audited)
Bankcard receivables	$665	$520
Vendor and other receivables and allowances	1,296	1,020
Allowance for doubtful accounts	(110)	(88)
Total	$1,851	$1,452

NOTE 5. Income Taxes

On December 22, 2017, H.R. 1, formerly known as the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), was signed into law. The Tax Act makes broad and complex changes to the Internal Revenue Code, including, but not limited to: (i) reducing the future U.S. federal corporate tax rate from 35 percent to 21 percent; and (ii) providing for bonus depreciation that will allow full expensing of certain qualified property. The Tax Act also established new tax laws that came into effect beginning in 2018, including, but not limited to the reduction of the U.S. federal corporate tax rate discussed above.

Further, the Securities and Exchange Commission staff issued Staff Accounting Bulletin (“SAB”) 118, which provides guidance on accounting for the immediate tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the related accounting under ASC 740, Accounting for Income Taxes. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for a certain income tax effect of the Tax Act is incomplete, but it is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the Tax Act.

As of February 2, 2019, we completed our accounting for the impacts of the Tax Act.  Changes in net expense related to revaluation of deferred tax assets and liabilities resulting from the new lower corporate tax rate were immaterial.

Simply Mac is a member of the group that files consolidated tax returns under GameStop Corp. and subsidiaries.  The method by which the consolidated amount of current and deferred tax expense is allocated to Simply Mac is by applying the tax laws to Simply Mac’s standalone financials.

With respect to United States federal, state and local jurisdictions, we are typically subject to examination for three to six years after the income tax returns have been filed. We recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense.  Although the outcome of tax audits is always uncertain, there are no unrecognized tax benefits recorded for fiscal 2018 or fiscal 2019.

NOTE 6. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following (in thousands):

	August 3, 2019 (unaudited)	February 2, 2019
Trade accrued liabilities	$386	$790
Employee benefits, compensation and related taxes	462	476
Sales tax liability	336	289
Customer liabilities	254	213
Current portion of operating lease liabilities	2,481	—
Other	95	165
Total	$4,014	$1,933

NOTE 7.  Related Party Transactions

Simply Mac enters into transactions with the Parent and its other subsidiaries in the normal course of business.  These transactions occur at prevailing market prices and terms and include primarily the allocation of management, administrative, IT, and ecommerce fees from the parent company, GameStop Corp. As discussed in Note 1, the Company receives cost allocations from the Parent.

Transactions with related parties, reflected in the statements of operations are as follows (in thousands):

	26 Weeks Ended
	August 3, 2019	August 4, 2018
SG&A Costs	$971	$1,013

Parent Company Investment

Net transfers from (to) parent are included as parent company investment within the financial statements. The net parent company investment represents GameStop Corp’s investment in the Company and reflects the net effects of transactions with, and allocations from, GameStop Corp.

Changes to Related Parties

On January 16, 2019, Simply Mac’s parent, GameStop Corp. completed the sale of the Spring Mobile business to Prime Communications, L.P. The Spring Mobile business operated over 1,200 AT&T branded wireless retail stores that sold AT&T services and wireless products. Spring Mobile was considered a related party to Simply Mac during 2018 until the date of the sale.

NOTE 8.  Going Concern

The Company incurred net losses of $3,264,000 and $10,796,000, for the years ended February 2, 2019 and February 3, 2018, respectively, and $2,406,000 for the 26 weeks ended August 3, 2019. The Company was recently purchased by Cool Holdings, Inc. (see Note 9). Management has considered the Company’s current financial condition and liquidity sources, including current funds and available working capital, forecasted future cash flows and the Company’s conditional and unconditional obligations due within one year from the date of issuance of the financial statements and concluded that the Company does not have sufficient liquidity to maintain its operations and meet its obligations without further capital investments or debt financing.  These conditions and events raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

NOTE 9. Subsequent Event

On May 9, 2019, GameStop Corp, the parent company, entered into a definitive agreement to sell the Company to Cool Holdings, Inc., which was amended on July 12, 2019. The sale closed on September 25, 2019. Total consideration was $12,684,000, subject to customary post-closing adjustments.